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                                                         Exhibit 10.16
                                                         of Form 10KSB

                           SYNTHETECH, INC.

              NONQUALIFIED STOCK OPTION LETTER AGREEMENT

TO:  Page E. Golsan III

     We are pleased to inform you that you have been selected by the Plan Administrator of Synthetech, Inc.'s (the "Company") 1995 Incentive Compensation Plan, as amended and restated (the "Plan"), to receive a nonqualified option for the purchase of 15,000 shares of the Company's Common Stock at an exercise price of $7.50 per share. A copy of the Plan is attached and incorporated into this Agreement by reference.

     The terms of the option are as set forth in the Plan and in this Agreement. The most important of the terms set forth in the Plan are summarized as follows:

     Term: The term of the option is ten years from date of grant, unless sooner terminated.

     Exercise: During your lifetime only you can exercise the option. The Plan also provides for exercise of the option by the personal representative of your estate, by the beneficiary you have designated on forms prescribed by and filed with the Company (a "Designated Beneficiary"), or the beneficiary of your estate following your death. You may use the Notice of Exercise of Nonqualified Stock Option in the form attached to this Agreement when you exercise the option. Please note that a different Notice of Exercise form will be required if, at the time of exercise, the Company does not have an effective registration statement for the shares to be issued pursuant to the exercise.

     Payment for Shares: The option may be exercised by the delivery of:

     (a) Cash, personal check (unless, at the time of exercise, the Plan Administrator determines otherwise), bank certified or cashier's check;

     (b) Unless the Plan Administrator in its sole discretion determines otherwise, shares of the capital stock of the Company held by you for a period of at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a fair market value at the time of exercise, as determined in good faith by the Plan Administrator, equal to the exercise price.

     Withholding Taxes: As a condition to the exercise of a nonqualified stock option, you shall make such arrangements as the Company may require for the satisfaction of any federal, state or
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local withholding tax obligations that may arise in connection with such exercise. The Company shall have the right to retain without notice sufficient shares of stock to satisfy the withholding obligation. To the extent permitted or required by the Company, you may satisfy the withholding obligation by electing to have the Company or related corporation withhold from the shares to be issued upon exercise that number of shares having a fair market value equal to the amount required to be withheld. Individuals subject to Section 16 of the Exchange Act must comply with certain requirements in order to make such election.

     Termination: Unless otherwise determined at any time by the Plan Administrator, the option will terminate immediately upon termination for cause, as defined in the Plan, or three years after termination of service as a result of retirement, early retirement at the Company's request, disability, or death or three months after all other terminations, but in each case not later than the remaining term of the option.

     Transfer of Option: The option is not transferable except by will, to a Designated Beneficiary, or by the applicable laws of descent and distribution.

     Vesting: The option shall vest and become exercisable according to the following schedule:

             Date On and After Which     Portion of Total
              Option is Exercisable       Option Which is
                                            Exercisable

          Date of Grant                         0%

          On the first Annual Meeting           20%
          of Shareholders after Date of
          Grant

          On the second Annual Meeting          40%
          of Shareholders after Date of
          Grant

          On the third Annual Meeting           60%
          of Shareholders after Date of
          Grant

          On the fourth Annual Meeting          80%
          of Shareholders after Date of
          Grant

          On the fifth Annual Meeting          100%
          of Shareholders after Date of
          Grant

In addition, if your position as a member of the Board of Directors of the Company ceases for any reason, and unless by its terms the option sooner terminates or expires, then you may exercise, for a three-year
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period after such cessation, that portion of your option which is exercisable at the time of cessation, but your option shall terminate at the end of such three-year period following such cessation as to all shares for which it has not theretofore been exercised.

     Holding Period: If an individual subject to Section 16 of the Exchange Act sells shares of Common Stock obtained upon the exercise of a stock option within six months after the date the option was granted, such sale may result in short-swing profit recovery under
Section 16(b) of the Exchange Act.

     Date of Grant: The date of grant of the option is November 7, 1996.

     AT THE PRESENT TIME, THE COMPANY HAS AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SHARES THAT WILL BE ISSUED UPON THE EXERCISE OF THIS OPTION. THE COMPANY INTENDS TO MAINTAIN THIS REGISTRATION BUT HAS NO OBLIGATION TO DO SO. IN THE EVENT THAT SUCH REGISTRATION IS NO LONGER EFFECTIVE, YOU WILL NOT BE ABLE TO EXERCISE THE OPTION UNLESS EXEMPTIONS FROM REGISTRATION UNDER FEDERAL AND STATE SECURITIES LAWS ARE AVAILABLE; SUCH EXEMPTIONS FROM REGISTRATION ARE VERY LIMITED AND MIGHT BE UNAVAILABLE.

     Please execute the Acceptance and Acknowledgment set forth below on the enclosed copy of this Agreement and return it to the undersigned.

                              Very truly yours,

                              SYNTHETECH, INC.




                              By___________________________________

                                Its __________________________________

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